UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2018

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S. 4250 West

Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (385) 237-2279

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 20, 2018, PolarityTE, Inc. (the “Company”) confirmed the engagement of Paul Mann as Chief Financial Officer of the Company effective that date. Mr. Mann replaces John Stetson, who will serve the Company as its Chief Investment Officer and President of the Company’s newly formed strategic development office, PolarityIS.

Mr. Mann, age 42, served as the Healthcare Portfolio Manager for Highbridge Capital Management from August 2016 until he joined the Company as Chief Financial Officer. From August 2013 to March 2016, Mr. Mann served as an analyst with Soros Fund Management. Prior to joining Soros Fund Management, Mr. Mann was an analyst and portfolio manager with Lodestone Natural Resources and UBS. Prior to moving to the buy-side, Mr. Mann spent 11 years as a sell-side analyst at Morgan Stanley and Deutsche Bank. He started his career as a research scientist at Proctor and Gamble and he has an MA (Cantab) and an MEng in Chemical Engineering from Cambridge University. Mr. Mann is a CFA charter holder.

The Company and Mr. Mann entered into an agreement setting the terms of his employment as Chief Executive Offer on May 12, 2018, and the effective date of the agreement and his engagement as Chief Financial Officer was deferred until Mr. Mann could address his employment situation with Highbridge Capital Management and arrange for a VISA. The agreement is for a term of one year beginning June 20, 2018, and automatically renews for successive one year periods unless either party elects to terminate the agreement by notice to the other party given not less than three months prior to the end of the then current term. The annual base salary under the agreement is $400,000, and Mr. Mann is eligible for an annual bonus of up to 100% of his base salary as determined at the discretion of the board of directors. On the effective date of his engagement, Mr. Mann was granted under the Company’s 2017 Equity Incentive Plan (the “Plan’) (a) an option to purchase 350,000 shares of Company common stock at a price equal to fair value as determined under the Plan exercisable over a period of 10 years, which vests subject to continued employment in 24 equal monthly installments beginning one month after the effective date of his engagement, and (b) a restricted stock award equivalent to 100,000 shares of Company common stock that vests, subject to continued employment, in four installments every six months beginning on the date six months following the effective date of his engagement. Mr. Mann is entitled to participate in the Company’s insurance and benefit plans on the same basis as other employees of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: June 21, 2018	/s/ Dr. Denver Lough
Dr. Denver Lough
Chief Executive Officer

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